     As filed with the Securities and Exchange Commission on July 27, 2001
                                                           Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             YOUNG BROADCASTING INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

DELAWARE                                                           13-3339681
-----------------------------                           ---------------------
(State of Incorporation)                                     (I.R.S. Employer
                                                          Identification No.)

                              599 Lexington Avenue
                            New York, New York 10022
                            ------------------------
                    (Address of Principal Executive Offices)

            YOUNG BROADCASTING INC. 2001 EMPLOYEE STOCK PURCHASE PLAN
            ---------------------------------------------------------
                            (Full title of the plan)

                                VINCENT J. YOUNG
                                    Chairman
                             Young Broadcasting Inc.
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 754-7070
    ------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                  copies to:
                           Robert L. Winikoff, Esq.
                         Sonnenschein Nath & Rosenthal
                         1221 Avenue of the Americas
                           New York, New York 10000
                                (212) 768-6700

                         CALCULATION OF REGISTRATION FEE


Title of                                Proposed         Proposed
securities                 Amount       maximum          maximum              Amount of
to be                      to be        offering price   aggregate            registration
registered                 registered   per share (1)    offering price (1)        fee
----------                 ----------   ---------------  ------------------   -------------
Class A Common
Stock, par value
$0.001 per share           50,000 (2)   $ 29.20          $1,460,000           $365.00


--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

     As permitted by the rules of the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, and under the General Instructions to Part I of Form S-8, this Registration Statement omits the information specified in Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Young Broadcasting Inc. (the "Registrant") with the Commission are incorporated in and made a part of this Registration Statement by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

          (c) The Registrant's Current Report on Form 8-K, dated February 14, 2001, filed with the Commission on February 15, 2001;

          (d) The Registrant's Current Report on Form 8-K, dated June 20, 2001, filed with the Commission on June 26, 2001;

          (e) The Registrant's Definitive Proxy Statement for the 2001 Annual Meeting of Stockholders, filed with the Commission on April 11, 2001; and

          (f) The description of the Registrant's Class A Common Stock contained in the Registrant's registration statement on Form 8-A, including any amendments or reports filed for the purpose of updating that description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interest of Named Experts and Counsel.

     Not applicable.

Item 6.           Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 10 of the Registrant's Restated Certificate of Incorporation provides as follows:

     The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Article V, Section 5 of the Registrant's Second Amended and Restated By-Laws provides as follows:

     The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The Exhibits to this Registration Statement on Form S-8 are listed in the
Exhibit Index of this Registration Statement, which Exhibit Index is incorporated herein by reference in response to this Item.

Item 9. Undertakings.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                  (Remainder of page intentionally left blank.)

                        SIGNATURES AND POWER OF ATTORNEY

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city of New York, state of New York, on July 26, 2001.

                                      YOUNG BROADCASTING INC.


                                      By /s/ Vincent J. Young
                                        ----------------------------------------
                                               Vincent J. Young
                                               Chairman

                                POWER OF ATTORNEY

     Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURES                         TITLE                     DATE

/s/ Vincent J. Young                 Chairman and Director         July 26, 2001
--------------------------------        (principal executive
         Vincent J. Young               officer)

/s/ Adam Young                       Treasurer and Director        July 26, 2001
--------------------------------
           Adam Young

/s/ James A. Morgan                  Executive Vice President,     July 26, 2001
--------------------------------        Chief Financial Officer
         James A. Morgan                (principal financial
                                        officer and principal
                                        accounting officer) and
                                        Director

/s/ Ronald J. Kwasnick               President and Director        July 26, 2001
--------------------------------
       Ronald J. Kwasnick

          SIGNATURES                         TITLE                     DATE

    /s/ Bernard F. Curry
--------------------------------
        Bernard F. Curry             Director                      July 26, 2001

--------------------------------
      Alfred J. Hickey, Jr.          Director                      July 26, 2001

--------------------------------
          Leif Lomo                  Director                      July 26, 2001


--------------------------------
        David C. Lee                 Director                      July 26, 2001

    /s/ Richard Lowe
--------------------------------
        Richard Lowe                 Director                      July 26, 2001

                                  EXHIBIT INDEX

Exhibit
Number               Description of Exhibit
-------              ----------------------

  4.1          Restated Certificate of Incorporation of Registrant and all
                     amendments thereto (Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000)
  4.2          Second Amended and Restated By-laws of Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33-83336)
  4.3          Specimen Stock Certificate (Incorporated by reference to the
                     Registrant's Registration Statement on Form S-1, Registration No. 33- 83336)
  4.4          Young Broadcasting Inc. 2001 Employee Stock Purchase Plan
                     (Incorporated by reference to Annex B to the Registrant's Definitive Proxy Statement for the 2001 Annual Meeting of Stockholders filed with the Commission on April 11, 2001)
  5.1          Opinion of Sonnenschein Nath & Rosenthal
 23.1          Consent of Ernst & Young LLP
 23.2          Consent of Sonnenschein Nath & Rosenthal (contained in their opinion included under Exhibit 5.1)
 24.1          Power of Attorney (comprises a portion of the signature page to this registration statement)